Exhibit 99.1

TSS, INC. REPORTS FOURTH QUARTER AND FISCAL 2020 RESULTS

ROUND ROCK, TX – March 29, 2021 – TSS, Inc. (Other OTC: TSSI), a data center facilities and technology services company, reported results for its fourth quarter and fiscal year ended December 31, 2020.

The Company provides the following Fourth Quarter highlights, commentary and all Non-GAAP Adjusted EBITDA information, not subject to any procedures by our Independent Registered Public Accounting Firm regarding its performance and financial position as of March 29, 2021.

Fourth Quarter Highlights:

●	Fourth quarter 2020 revenue of $7.2 million compared with $20.4 million in the fourth quarter of 2019 and $20.8 million in the third quarter of 2020.
●

Revenues from procurement and reseller services were $3.1 million in the fourth quarter of 2020 compared with $17.0 million in the fourth quarter of 2019 and $15.8 million in the third quarter of 2020.

●	Gross margin of 23% in the fourth quarter of 2020 compared with 10% in the fourth quarter of 2019 and 13% in the third quarter of 2020.
●	Operating loss of $140,000 in the fourth quarter of 2020 compared to operating income of $440,000 in the fourth quarter of 2019.
●	Recorded a $896,000 gain on forgiveness of PPP Loan.
●	Net income of $637,000 or $0.04 per share in the fourth quarter of 2020 compared to net income of $346,000 or $0.02 per share in the fourth quarter of 2019.
●	Non-GAAP Adjusted EBITDA income of $1,047,000 compared with $680,000 in the fourth quarter of 2019.

FY2020 Highlights:

●	2020 revenue of $45.1 million compared with $32.8 million in 2019.
●	Gross margin of 15% in 2020 compared with 20% in 2019.
●	Operating loss of $400,000 in 2020 compared to operating income of $480,000 in 2019.
●	Recorded a $896,000 non-recurring gain on forgiveness of PPP Loan.
●	Net income of $79,000 or $0.00 per share in 2020 compared to net income of $126,000 or $0.01 per share in 2019.
●	Non-GAAP Adjusted EBITDA income of $1,417,000 in 2020 compared with $1,208,000 in 2019.

“As we have previously stated, our reseller revenue can fluctuate quarter to quarter, and we saw that in Q4 versus Q3. We continue to believe that this value- added offering helps us strategically. We believe our well positioned service offerings continue to resonate with our customer.” said Anthony Angelini, President and Chief Executive Officer of TSS. “Overall, our revenues grew 37% in 2020 and we were able to improve our Non-GAAP Adjusted EBITDA compared to 2019. While we were impacted negatively by the pandemic in 2020, we did benefit from the receipt of and forgiveness of our PPP loan. While we are still cautious of the impacts of the pandemic and supply chain constraints, we are optimistic for 2021 overall.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the fourth quarter and fiscal 2020 financial results for Monday, March 29, 2021 at 4:30 PM Eastern. To participate on the conference call, please dial 877-691-2551 toll free from the U.S., or 630-691-2747 for international callers. The conference code is 50133012#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at www.tssiusa.com.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until April 29, 2021. The audio replay can be accessed at the following url:

https://onlinexperiences.com/Launch/QReg/ShowUUID=A3459665-DFA6-44D9-A064-805BBB747FD7&LangLocaleID=1033

The passcode to access the digital playback is 50133012. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 30 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles in the United States (GAAP). We define Adjusted EBITDA as earnings (loss) before interest expense, income taxes, depreciation and amortization, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. For more information, visit www.tssiusa.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating to our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions including the impact of the COVID-19 pandemic and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2020. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	December 31,	December 31,
	2020	2019

Assets
Current Assets
Cash and cash equivalents	$19,012	$8,678
Contract and other receivables, net	915	3,865
Costs and estimated earnings in excess of billings on uncompleted contracts	806	181
Inventories, net	197	1,353
Prepaid expenses and other current assets	58	108
Total current assets	20,988	14,185
Property and equipment, net	662	705
Lease right-of-use asset	876	1,481
Goodwill	780	780
Intangible assets, net	217	307
Other assets	285	109
Total assets	$23,808	$17,567
Liabilities and Stockholders’ Equity
Current Liabilities
Lease liabilities	$748	$645
Accounts payable and accrued expenses	13,374	8,851
Deferred revenues	3,962	2,104
Total current liabilities	18,084	11,600
Long-term borrowings, less current portion, net	2,234	2,028
Lease liabilities, less current portion	208	956
Deferred revenues – noncurrent portion	99	114
Total liabilities	20,625	14,968
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at December 31, 2020 and 2019; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at December 31, 2020 and 2019: 19,055 and 18,524 shares issued at December 31, 2020 and 2019, respectively	2	2
Additional paid-in capital	70,070	69,661
Treasury stock 1097 and 962 shares at cost at December 31, 2020 and 2019, respectively	(1,874)	(1,700)
Accumulated deficit	(65,015)	(65,094)
Total stockholders' equity	3,183	2,869
Total liabilities and stockholders’ equity	$23,808	$17,567

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended		Years Ended
	December 31,		December,
	2020	2019	2020	2019
Results of Operations:
Revenue	$7,248	$20,404	$45,062	$32,779
Cost of revenue, excluding depreciation and amortization	5,586	18,398	38,259	26,188
Gross profit, excluding depreciation and amortization	1,662	2,006	6,803	6,591
Operating expenses:
Selling, general and administrative	1,663	1,440	6,674	5,741
Depreciation and amortization	139	126	529	370
Total operating costs	1,802	1,566	7,203	6,111
Operating income (loss)	(140)	440	(400)	480
Interest income (expense), net	(96)	(75)	(367)	(313)
Other income (expense), net	896	-	896	-
Income before income taxes	660	365	129	167
Income tax expense	23	19	50	41
Net income	$637	$346	$79	$126
Basic net income per Share:	$0.04	$0.02	$0.00	$0.01

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended Dec. 31,		Years Ended Dec. 31,
	2020	2019	2020	2019

Net income	$637	$346	$79	$126
Interest expense (income), net	96	75	367	313
Depreciation and amortization	139	126	529	370
Income tax expense	23	19	50	41
EBITDA profit (loss)	$895	$566	$1,025	$850
Stock based compensation	152	114	392	358
Provision for bad debts	-	-	-	-
Adjusted EBITDA profit (loss)	$1,047	$680	$1,417	$1,208